As filed with the Securities and Exchange Commission on December 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YIELD10 BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2870	04-3158289
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19 Presidential Way

Woburn, Massachusetts 01801

(617) 583-1700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dr. Oliver P. Peoples

President & Chief Executive Officer

Yield10 Bioscience, Inc.

19 Presidential Way

Woburn, Massachusetts 01801

(617) 583-1700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Megan N. Gates, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Michael Nertney, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒      File No. 333-221283

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Units consisting of:	$—	—
(i) Shares of common stock, par value $0.01 per share
(ii) Series A Warrants to purchase common stock
(iii) Series B Warrants to purchase common stock
Class B Units consisting of:	$—	—
(i) Shares of Series A Preferred Stock, par value $0.01
(ii) Shares of common stock issuable on conversion of Series A Preferred Stock (3)
(iii) Series A Warrants to purchase common stock
(iv) Series B Warrants to purchase common stock
Common Stock issuable upon exercise of Warrants	$—	—
Total	$6,037,500.00	$751.67

(1)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)          Includes the price of additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(3)          No separate fee is required pursuant to Rule 457(i) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-221283), which was declared effective by the Commission on December 18, 2017, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $6,037,500. The required opinions and consents are listed on the Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of RSM US LLP, an independent registered public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
24.1	Power of Attorney (included in the signature pages to the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts, on December 18, 2017.

YIELD 10 BIOSCIENCE, INC.

By:	/s/ Oliver P. Peoples
Oliver P. Peoples President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Oliver P. Peoples	Director, President and Chief Executive Officer	December 18, 2017
	Oliver P. Peoples	(Principal Executive Officer)

	/s/ Charles B. Haaser	Chief Accounting Officer	December 18, 2017
	Charles B. Haaser	(Principal Financial Officer and Principal Accounting Officer)

	By: *	Director	December 18, 2017
Joseph Shaulson

	By: *	Director	December 18, 2017
Peter N. Kellogg

	By: *	Director	December 18, 2017
Richard Hamilton

	By: *	Director	December 18, 2017
Anthony J. Sinskey

	By: *	Director	December 18, 2017
Robert L. Van Nostrand

* By:	/s/ Oliver P. Peoples
Oliver P. Peoples
Attorney-in-Fact